SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 9, 2012

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2012, Sun Bancorp, Inc. (the “Company”) announced the appointment of Thomas R. Brugger, age 45, as Executive Vice President and Chief Financial Officer of the Company’s wholly-owned subsidiary, Sun National Bank (the “Bank”), effective November 13, 2012. Mr. Brugger's appointment has been approved on an interim basis by the Office of the Comptroller of the Currency ("OCC").  His permanent appointment is subject to OCC non-objection. Mr. Brugger is expected to be appointed as Executive Vice President and Chief Financial Officer of the Company following the non-objection of the Board of Governors of the Federal Reserve System.

Mr. Brugger has served as Executive Vice President and Chief Financial Officer of Customers Bank, Wyomissing, Pennsylvania, since September 2009 and as Executive Vice President, Chief Financial Officer and Treasurer of Customers Bancorp, Inc., the parent holding company of Customers Bank, since its inception in April 2010.  Prior to joining Customers Bank, Mr. Brugger was employed by Sovereign Bank for 15 years in the roles of Corporate Treasurer, Chief Investment Officer and Portfolio Manager.  At Sovereign Bank, Mr. Brugger was responsible for investment portfolio management, wholesale funding, liquidity, regulatory and economic capital, securitization, interest rate risk, business unit profitability, budgeting, and treasury operations.  He was Chairman of the Asset/Liability committee and all pricing committees.  In addition, he participated in 19 acquisitions while at Sovereign Bank.  Before Sovereign Bank, he worked in the treasury department and internal audit at Independence Bancorp.

The terms of Mr. Brugger’s employment with the Bank are set forth in the Letter Agreement dated October 23, 2012 (the “Letter Agreement”), filed with this Form 8-K as Exhibit 10, and incorporated herein by this reference.  His initial base salary will be $325,000, and he will receive a sign-on bonus of $50,000 payable within 30 days of his employment start date to offset relocation expenses.  Mr. Brugger will also receive two additional deferred sign-on payments each in the amount of $50,000, payable March 2013 and December 2013, respectively.  At the first scheduled meeting of the Bank’s Compensation Committee following the commencement of his employment, Mr. Brugger will be granted options to purchase 20,000 shares of the Registrant’s common stock and will be awarded 20,000 shares of restricted stock. Mr. Brugger’s participation in various benefit plans, his eligibility for a cash bonus based on the attainment of certain performance targets are also detailed in the Letter Agreement.  The Bank will enter into a Severance Agreement with Mr. Brugger and he will be provided with relocation assistance, the provisions and details of which are set forth in the Letter Agreement. All agreements with Mr. Brugger which may provide payments resulting from a future termination of employment require regulatory approval before they may be executed.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10	Letter Agreement dated October 23, 2012, among Sun Bancorp, Inc., Sun National Bank and Thomas R. Brugger

99	Press Release dated November 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
Date: November 9, 2012	By:	/s/ Thomas X. Geisel
Thomas X. Geisel President and Chief Executive Officer